Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP) iShares Core 1-5 Year USD Bond ETF (ISHISTB)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series S Portfolio (BATSS) BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi-Asset Income - Investment Grade Portfolio (BR-
INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) GuideStone Funds Low Duration Bond Fund (GUIDE)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio
(MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) Advanced Series Trust - AST BlackRock Low Duration Bond Portfolio (SMF_PRULO)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-
PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering Commencement:
01-05-2016

Security Type:
BND/CORP


Issuer
Barclays PLC (2021)

Selling Underwriter
Barclays Capital Inc

Affiliated Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc,BMO Capital Markets Corp., Capital One Securities, Inc., CastleOak Securities, L.P., CAVU Securities, LLC, ING Financial Markets LLC, Loop Capital Markets LLC, Mizuho Securities USA Inc., nabSecurities, LLC, Natixis Securities America LLC, PNC Capital Markets LLC, Regions Securities LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc., Siebert Brandford Shank & Co., L.L.C., SMBC Nikko Securities America, Inc., Standard Chartered Bank, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc.,
Wells Fargo Securities, LLC

Transaction Details

Date of Purchase
01-05-2016


Purchase Price/Share
(per share / % of par)
$99.945

Total Commission,
Spread or Profit
0.325 %


1.	Aggregate Principal Amount Purchased (a+b)
$109,250,000

a. US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$26,900,000

b. Other BlackRock Clients
$82,350,000

2.	Aggregate Principal Amount of Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.072833




Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types
(see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
01-07-2016

Global Syndicate Team Member




Approved by:
Betsy Mathews
Date:
1-19-2016

Global Syndicate Team Member